Exhibit 3(b)

Amended and Restated Bylaws of

TABLE OF CONTENTS

TO AMENDED AND RESTATED BYLAWS

OFFICERS	13
5.01 Election, Qualifications	13
5.02 Additional Officers	14
5.03 Salaries	14
5.04 Term	14
5.05 Chief Executive Officer	14
5.06 The President	14
5.07 The Vice Presidents	14
5.08 The Secretary and Assistant Secretaries	14
5.09 Treasurer and Assistant Treasurers	15
5.10 General Counsel	15
5.11 Authority and Duties	16
5.12 Execution of Instruments	16
5.13 Execution of Proxies	16

CERTIFICATES OF STOCK	16
6.01 Certificates	16
6.02 Signatures	17
6.03 Special Designation on Certificates	17
6.04 Lost Certificates	17
6.05 Transfers of Stock	17
6.06 Record Date	17
6.07 Registered Stockholders	18

GENERAL PROVISIONS	18
7.01 Dividends	18
7.02 Checks	18
7.03 Fiscal Year	18
7.04 Seal	18
7.05 Inspection of Books and Records	18
7.06 Amendments	19
7.07 Indemnification of Officers, Directors, Employees and Agents	19
7.08 Severability	20
7.09 Forum Selection	21

AMENDED AND RESTATED BYLAWS OF

MDU RESOURCES GROUP, INC.

(Adopted as of January 1, 2019)

OFFICES

1.01  Registered Office.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.02  Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

MEETINGS OF STOCKHOLDERS

2.01  Place of Meetings.  All meetings of the stockholders for the election of Directors shall be held in the City of Bismarck, State of North Dakota, at such place as may be fixed from time to time by the Board of Directors, or at such other place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, or, in the sole discretion of the Board of Directors, by means of remote communication as authorized by the laws of Delaware, as shall be stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, or, in the sole discretion of the Board of Directors, by means of remote communication as authorized by the laws of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02  Annual Meetings.  Annual meetings of stockholders shall be held on the fourth Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.  The election of directors shall be by written ballot including, if authorized by the Board of Directors, by ballot submitted by electronic transmission in compliance with the laws of Delaware.

Except as otherwise provided in the amended and restated certificate of incorporation of the Corporation, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Certificate of Incorporation”) or these amended and restated bylaws, as the same may be amended and/or restated from time to time (as so amended and/or restated, the “Bylaws”), each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if, as of the day next preceding the date the Corporation first gives its notice of meeting for such meeting of stockholders, the number of nominees (including any nominees stockholders have proposed to nominate by giving notice pursuant to Section 2.08 hereof) exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors.  For purposes of this Section, a majority of the votes cast means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).  If directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors, stockholders shall not be permitted to vote “against” a nominee.

2.03  Notice of Annual Meeting.  Notice, in writing or by a form of electronic transmission in compliance with the laws of Delaware, of the annual meeting, stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

2.04  Stockholders List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the meeting on a reasonably accessible electronic network, and the information required to access the electronic list shall be provided with the notice of the meeting.

2.05  Notice of Special Meeting.  Notice of a special meeting, in writing or by a form of electronic transmission as determined solely by the Board of Directors in compliance with the laws of Delaware, stating the place, date and hour of the meeting, the means of remote communications, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.  Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting specified in the notice of meeting (or supplement thereto) given by or at the direction of the Board of Directors.  Stockholders may not make nominations for directors or bring any business before a special meeting of stockholders.

2.06  Quorum; Adjournment; and Organization.

(a)  Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as provided herein and except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the meeting may be adjourned from time to time in accordance with paragraph (b) of this Section 2.06 until a quorum shall be so present or represented. For purposes of the foregoing, where a separate vote by a class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes entitled to vote, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter, except as provided herein and except as otherwise provided by statute or by the Certificate of Incorporation. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.

(b)  Adjournment.  Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned for any reason from time to time by either (i) the chairman of the meeting or (ii) the stockholders by the vote of the holders of a majority of the stock entitled to vote, present in person or represented by proxy, without notice of the adjourned meeting, if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(c)  Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the Chief Executive Officer, or in the absence of the Chief Executive Officer by a person designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as, in the judgment of the chairman of the meeting, are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls for each item upon which a vote is to be taken. Rules, regulations or procedures established by the chairman of the meeting need not be in writing.

2.07  Voting Rights.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

2.08  Nominations for Director.  Nominations of persons for election to the Board of Directors of the Corporation may be made only (a) at any meeting of stockholders, by or at the direction of the Board of Directors or (b) at an annual meeting of stockholders, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.08 is given to the Secretary of the Corporation and continues to be a stockholder of record at the time of the meeting, who is entitled to vote at the meeting upon the election of directors and who has complied with the procedures established by this Section 2.08; clause (b) shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders.  For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder intending to make the nomination (the “Section 2.08 Proponent”) must have given timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information required by, this Section 2.08.

To be timely, a Section 2.08 Proponent’s notice must be delivered or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, in the event the annual meeting is scheduled to be held more than 30 days prior to such anniversary date or more than 30 days after such anniversary date, then to be timely such notice must be received by the Corporation not later than the close of business on the 90th day prior to the scheduled date of the annual meeting or, if later, the 10th day following the date of Public Disclosure (as defined below) of the scheduled date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting of stockholders or announcement thereof commence a new time period or extend any time period for the giving of a Section 2.08 Proponent’s notice as required by this Section 2.08.

A Section 2.08 Proponent’s notice (including all information required to be included by this Section 2.08, the “Section 2.08 Notice”) to the Secretary shall set forth: (a) as to each person the

Section 2.08 Proponent proposes to nominate for election as a director at the annual meeting, (i) the name, age, business address, residence address and telephone number of such proposed nominee and the name, business address and residence address of any Nominee Associated Persons (as defined below), (ii) the principal occupation or employment of such proposed nominee, (iii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of such proposed nominee and by or on behalf of any Nominee Associated Person, as of the date of the Section 2.08 Notice, (iv) a description of such proposed nominee’s qualifications to be a director, (v) a statement as to whether such proposed nominee would be an independent director, and the basis therefor, under the listing standards of the New York Stock Exchange and the Corporation’s Corporate Governance Guidelines and (vi) in an attachment, the proposed nominee’s completed and signed Questionnaire (as defined below); (b) as to the Section 2.08 Proponent and any Stockholder Associated Person (as defined below) on whose behalf the nomination is being made, (i) the name and address of the Section 2.08 Proponent, and, if applicable, any holder of record of any of the Section 2.08 Proponent’s shares of stock, as they appear on the Corporation’s books, and of any Stockholder Associated Person, (ii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of the Section 2.08 Proponent and by or on behalf of any Stockholder Associated Person, as of the date of the Section 2.08 Notice, the date such shares were acquired and the investment intent with respect thereto and (iii) a description of all purchases and sales of, or other transactions involving in any way, shares of stock of the Corporation by or on behalf of the Section 2.08 Proponent and by or on behalf of any Stockholder Associated Person during the twenty-four month period prior to the date of the Section 2.08 Notice, including the dates of the transactions, the class and number of shares and the consideration (without regard to whether such shares were or were not owned by the Section 2.08 Proponent or any such person); (c) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative instrument, option, warrant, convertible security, stock appreciation right, swap, long or short position, profit interest, hedging transaction, separated or separable dividend rights and borrowed or loaned shares) that has been entered into or is in effect as of the date of the Section 2.08 Notice, by or on behalf of the Section 2.08 Proponent, any Stockholder Associated Person, any proposed nominee or any Nominee Associated Person, the effect or intent of which is, directly or indirectly, to mitigate loss to, manage risk or benefit of stock price changes for, or maintain, increase or decrease the voting power of, the Section 2.08 Proponent, any Stockholder Associated Person, any proposed nominee or any Nominee Associated Person with respect to the Corporation’s securities; (d) a description of any other agreement, arrangement or understanding, including but not limited to those providing for any compensation, payment or other benefit, whether direct or indirect, that has been entered into within the twenty-four month period prior to the date of the Section 2.08 Notice or is in effect as of the date of the Section 2.08 Notice, between or among the Section 2.08 Proponent, any Stockholder Associated Person, any proposed nominee, any Nominee Associated Person or any other person, and that relates to such nomination or such proposed nominee’s service as a director of the Corporation; (e) any compensation, payment or other benefit received, directly or indirectly, by any proposed nominee or any Nominee Associated Person that relates to such nomination or such proposed nominee’s service as a director of the Corporation; (f) a representation that the Section 2.08 Proponent is the holder of record of shares of stock of the Corporation entitled to vote upon the election of directors at the annual meeting and intends to appear in person or by proxy through a Qualified Representative (as defined below) at the meeting to nominate any such proposed nominee; and (g) a representation as to whether or not the Section 2.08 Proponent or any Stockholder Associated Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to stockholders and/or otherwise to solicit proxies from stockholders in support of such nomination.

A Section 2.08 Proponent shall update and supplement such Section 2.08 Notice so that all information provided or required to be provided therein shall be true and correct as of the record date for the annual meeting and as of the date that is ten business days prior to the date of the meeting or any adjournment or postponement thereof, and any such update and supplement shall be delivered or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation not later than five business days after the later of the record date or the date of Public Disclosure of the record date for such meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight business days prior to the date of the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the date of the meeting or any adjournment or postponement thereof).

A proposed nominee’s questionnaire (including all information required to be included by this Section 2.08, the “Questionnaire”), in the form provided by the Secretary of the Corporation upon written request by the Section 2.08 Proponent, shall be completed (and updated and supplemented as necessary to comply with the preceding paragraph) and signed by the proposed nominee and shall set forth (a) information of the type required by the Corporation’s Questionnaires for Directors and Officers of the Corporation in connection with the Annual Meeting of Stockholders and Various Reports to the Securities and Exchange Commission and (b) a written representation and agreement that such proposed nominee (i) would qualify, if elected, for service as a director under Section 3.02 of these Bylaws, (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in the Questionnaire (or any update or supplement thereto), or to the extent not required to be disclosed in the Questionnaire (or any update or supplement thereto), within three business days thereafter, in writing to the Corporation or (B) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (iii) is not and will not become a party to or beneficiary of any agreement, arrangement or understanding, whether direct or indirect, with any person or entity other than the Corporation providing for, directly or indirectly, any compensation, payment or other benefit from any person or entity other than the Corporation, in each case that relates to such nomination or the proposed nominee’s service as a director of the Corporation, that has not been disclosed in the Questionnaire (or any update or supplement thereto), or to the extent not required to be disclosed in the Questionnaire (or any update or supplement thereto), within three business days thereafter in writing to the Corporation, (iv) has not received and will not receive, directly or indirectly, any compensation, payment or other benefit from any person or entity other than the Corporation, in each case that relates to such nomination or the proposed nominee’s service as a director of the Corporation, that has not been disclosed in the Questionnaire (or any update or supplement thereto), or to the extent not required to be disclosed in the Questionnaire (or any update or supplement thereto), within three business days thereafter in writing to the Corporation and (v) would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable laws and regulatory requirements and the Corporation’s Corporate Governance Guidelines, Leading With Integrity Guide and Director Compensation Policy and all other publicly-disclosed policies and guidelines to which the Corporation’s directors may be subject in connection with service as a director of the Corporation.

No person proposed to be nominated by a stockholder shall be eligible for election as a director of the Corporation unless such person is nominated in accordance with the procedures set forth in this Section 2.08.  If the Section 2.08 Proponent intending to nominate a person for election as a director of the Corporation at an annual meeting pursuant to this Section 2.08 does not give timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information (including any update and supplement) required by, this Section 2.08, or if the Section 2.08 Proponent does not appear in person or by proxy through a Qualified Representative at the meeting to nominate such person for election as a director of the Corporation, then, in any such case, such proposed nomination shall not be made, notwithstanding the fact that proxies in respect of such nomination may have been solicited or obtained.  To be considered a Qualified Representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by the stockholder to act for the stockholder as proxy at the annual meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of stockholders.  The chairman of the meeting shall, if the facts warrant, determine that the nomination was not properly made in accordance with the provisions of this Section 2.08, and, if the chairman should so determine, he or she shall declare to the meeting that such nomination was not properly made and shall be disregarded.

The requirements of this Section 2.08 shall apply to the nomination by a stockholder of a person for election as a director without regard to whether such nomination is presented to stockholders by means of a proxy solicitation by any person other than by or on behalf of the Board of Directors, and stockholders who wish to nominate a person for election at the annual meeting or to solicit proxies in connection with such nomination must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For purposes of the Bylaws:

“Nominee Associated Person” of any proposed nominee for election as a director means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the proposed nominee and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such proposed nominee and (iii) any person controlling, controlled by or under common control with such Nominee Associated Person.

“Public Disclosure” means disclosure made in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by the Corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Stockholder Associated Person” of any stockholder means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the stockholder and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

2.09  Business at Meetings of Stockholders.  At any meeting of stockholders, only such business shall be transacted as shall have been properly brought before the meeting. Business (other than nominations of persons for election to the Board of Directors, which is governed by Section 2.08 of these Bylaws) may be properly brought before a meeting of stockholders only (a) at any meeting of stockholders by or at the direction of the Board of Directors or (b) at an annual meeting of stockholders, by a stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.09 is given to the Secretary of the Corporation and continues to be a stockholder of record at the time of the meeting, who is entitled to vote at the meeting upon the election of directors and upon the proposal and who has complied with the procedures established by this Section 2.09; clause (b) shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders, other than the nomination of a person for election as a director, which is governed by Section 2.08 of these Bylaws.  For business to be properly brought before an annual meeting by a stockholder, the stockholder intending to bring the business before the meeting (the “Section 2.09 Proponent”) must have given timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information required by, this Section 2.09, and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware.

To be timely, a Section 2.09 Proponent’s notice must be delivered or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, in the event the annual meeting is scheduled to be held more than 30 days prior to such anniversary date or more than 30 days after such anniversary date, then to be timely such notice must be received by the Corporation not later than the close of business on the 90th day prior to the scheduled date of the annual meeting or, if later, the 10th day following the date of

Public Disclosure (as defined in Section 2.08) of the scheduled date of the annual meeting.  In no event shall any adjournment or postponement of an annual meeting of stockholders or announcement thereof commence a new time period or extend any time period for the giving of a Section 2.09 Proponent’s notice as required by this Section 2.09.

A Section 2.09 Proponent’s notice (including all information required to be included by this Section 2.09, the “Section 2.09 Notice”) to the Secretary shall set forth: (a) as to each matter the Section 2.09 Proponent proposes to bring before the annual meeting, a description of the business desired to be brought before the annual meeting, the reasons for transacting such business at the meeting and the text of any resolutions to be proposed, and whether the Section 2.09 Proponent has communicated with any other stockholder or beneficial owner of shares of stock of the Corporation regarding such business and (b) as to the Section 2.09 Proponent and any Stockholder Associated Person (as defined in Section 2.08) on whose behalf the proposal is being made, (i) the name and address of the Section 2.09 Proponent, and, if applicable, any holder of record of any of the Section 2.09 Proponent’s shares of stock, as they appear on the Corporation’s books, and of any Stockholder Associated Person, (ii) the class and number of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of the Section 2.09 Proponent and by or on behalf of any Stockholder Associated Person, as of the date of the Section 2.09 Notice, the date such shares were acquired and the investment intent with respect thereto, (iii) a description of all purchases and sales of, or other transactions involving in any way, shares of stock of the Corporation by or on behalf of the Section 2.09 Proponent and by or on behalf of any Stockholder Associated Person during the twenty-four month period prior to the date of the Section 2.09 Notice, including the dates of the transactions, the class and number of shares and the consideration (without regard to whether such shares were or were not owned by the Section 2.09 Proponent or any such person), (iv) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative instrument, option, warrant, convertible security, stock appreciation right, swap, long or short position, profit interest, hedging transaction, separated or separable dividend rights and borrowed or loaned shares) that has been entered into or is in effect as of the date of the Section 2.09 Notice, by or on behalf of the Section 2.09 Proponent or any Stockholder Associated Person, the effect or intent of which is, directly or indirectly, to mitigate loss to, manage risk or benefit of stock price changes for, or maintain, increase or decrease the voting power of, the Section 2.09 Proponent or any Stockholder Associated Person with respect to the Corporation’s securities, (v) any material interest of the Section 2.09 Proponent or any Stockholder Associated Person in such business, (vi) a description of any other agreement, arrangement or understanding that has been entered into or is in effect as of the date of the Section 2.09 Notice, between or among the Section 2.09 Proponent, any Stockholder Associated Person or any other person, and that relates to such business, (vii) a representation that the Section 2.09 Proponent is the holder of record of shares of stock of the Corporation entitled to vote upon the election of directors and upon the proposal at the annual meeting and intends to appear in person or by proxy through a Qualified Representative (as defined in Section 2.08) at the meeting to propose such business and (viii) a representation as to whether or not the Section 2.09 Proponent or any Stockholder Associated Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to stockholders and/or otherwise to solicit proxies from stockholders in support of such proposal.

A Section 2.09 Proponent shall update and supplement such Section 2.09 Notice so that all information provided or required to be provided therein shall be true and correct as of the record date for the annual meeting and as of the date that is ten business days prior to the date of the meeting or any adjournment or postponement thereof, and any such update and supplement shall be delivered or mailed to the Secretary of the Corporation and received at the principal executive offices of the Corporation not later than five business days after the later of the record date or the date of Public Disclosure of the record date for such meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight business days prior to the date of the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the date of the meeting or any adjournment or postponement thereof).

No business proposed by a stockholder shall be transacted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 2.09.  If the Section 2.09 Proponent intending to propose business at an annual meeting pursuant to this Section 2.09 does not give timely and proper notice thereof in writing to the Secretary of the Corporation, in accordance with, and containing all information (including any update and supplement) required by, this Section 2.09, or if the Section 2.09 Proponent does not appear in person or by proxy through a Qualified Representative at the meeting to present the proposed business, then, in any such case, such proposed business shall not be transacted, notwithstanding the fact that proxies in respect of such business may have been solicited or obtained.  The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.09, and, if the chairman should so determine, he or she shall declare to the meeting that such business was not properly brought before the meeting and shall not be transacted.

The requirements of this Section 2.09 shall apply to any business to be brought before an annual meeting of stockholders by a stockholder (other than the nomination by a stockholder of a person for election as a director, which is governed by Section 2.08 of these Bylaws) without regard to whether such business also is intended to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or whether such business is presented to stockholders by means of a proxy solicitation by any person other than by or on behalf of the Board of Directors, and stockholders who wish for such business to be included in the Corporation’s proxy statement or to solicit proxies in connection with such business must also comply with all applicable requirements of the Exchange Act.

DIRECTORS

3.01  Authority of Directors.  The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.02  Qualifications.  No person shall qualify for service as a Director of the Corporation (i) unless such person is in compliance with all applicable laws and regulatory requirements to which the Corporation’s Directors may be subject in connection with such person’s service as a Director, (ii) if such person is a named subject of a criminal proceeding (excluding traffic violations and other minor offenses) or if such person has been convicted in, or entered a plea of nolo contendere with respect to, a criminal proceeding (excluding traffic violations and other minor offenses) during the ten years preceding the date of election, (iii) if such person serves on the board of directors of more than two other public companies, (iv) if such person has attained the age of seventy-six (76) or (v) if such person is a former officer or former employee of the Corporation.

3.03  Place of Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

3.04  Annual Meetings.  The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be specified in a notice given as herein provided for regular meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice thereof.

3.05  Regular Meetings.  Regular meetings of the Board of Directors may be held at the office of the Corporation in Bismarck, North Dakota, on the second Thursday following the first Monday of February, May, August and November of each year; provided, however, that if a legal holiday, then on the next preceding day that is not a legal holiday.  Regular meetings of the Board of Directors may be held at other times and other places within or without the State of North Dakota on at least five days’ notice to each Director, either personally or by mail, telephone or another form of electronic transmission in compliance with the laws of Delaware.

3.06  Special Meetings.  Special meetings of the Board may be called by the Chairman of the Board, Chief Executive Officer or President on three days’ notice to each Director, either personally or by mail, telephone or another form of electronic transmission in compliance with the laws of Delaware; special meetings shall be called by the Chairman, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of a majority of the Board of Directors.

3.07  Quorum.  At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or by these Bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.08  Participation of Directors by Conference Telephone.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the Board, or of any committee designated by the Board, may participate in any meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in any meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

3.09  Written Action of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

3.10  Committees.  The Board of Directors may by resolution passed by a majority of the whole Board designate one or more committees, each committee to consist of two or more Directors of the Corporation.  The Board may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  The Chairman of the Board shall appoint another member of the Board of Directors to fill any committee vacancy which may occur.  At all meetings of any such committee, fifty percent of the total number of committee members shall constitute a quorum for the transaction of business and the act of a majority of the committee members present at any such meeting at which there is a quorum shall be the act of any such committee, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or by these Bylaws.  Any such committee shall have, and may exercise, the power and authority specifically granted by the Board to the committee, but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the Bylaws of the Corporation.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.11  Reports of Committees.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.12  Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed compensation for attending committee meetings.

3.13  Chairman of the Board.  The Chairman of the Board of Directors shall be chosen by the Board of Directors at its first meeting after the annual meeting of the stockholders of the Corporation.  No director shall serve as Chairman of the Board who has not been determined to be independent by the Board of Directors in accordance with the director independence standards contained in the Corporate Governance Guidelines, as these provisions currently exist or may be amended.  If the Board of Directors determines that a Chairman who was independent at the time of election is no longer independent, the Board shall select a new Chairman who satisfies these requirements within 60 days of such determination.  The Chairman shall preside at all meetings of the Board of Directors and stockholders of the Corporation, and shall, subject to the direction and control of the Board, be its representative and medium of communication, and shall perform such duties as may from time to time be assigned to the Chairman of the Board.

NOTICES

4.01  Notices.  Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to Directors may also be given by telephone or another form of electronic transmission in compliance with the laws of Delaware.  Notice to the stockholders may also be given by a form of electronic transmission consented to by the stockholder to whom the notice is given, as provided by the laws of Delaware.

4.02  Waiver.  Whenever notice is required to be given under any provision of the statutes or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

OFFICERS

5.01  Election, Qualifications. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of the stockholders and shall include a

President, a Chief Executive Officer, a Vice President, a Secretary, a Treasurer and a General Counsel.  The Board of Directors may also choose a Vice Chairman of the Corporation, who shall report to the Chief Executive Officer, additional Vice Presidents, and one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

5.02  Additional Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

5.03  Salaries.  The salaries of all principal officers of the Corporation shall be fixed by the Board of Directors.

5.04  Term.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

5.05  Chief Executive Officer. The Chief Executive Officer shall, subject to the authority of the Board of Directors, determine the general policies of the Corporation.  The Chief Executive Officer shall submit a report of the operations of the Company for the fiscal year to the stockholders at their annual meeting and from time to time shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require be brought to the Board’s notice.

5.06  The President.  The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

5.07  The Vice Presidents.  In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.08  The Secretary and Assistant Secretaries.  The Secretary shall record all the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be.  He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.09  Treasurer and Assistant Treasurers.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.10  General Counsel.  The General Counsel shall be the legal advisor to the Corporation, the Chairman of the Board, the Chief Executive Officer, the Board of Directors and committees of the Board of Directors and provide legal counsel to all business segments of the Corporation.  The General Counsel shall be responsible for the management of all legal matters involving the Corporation.

The General Counsel shall be responsible for the review of the adequacy of the Corporation’s corporate governance procedures and for reporting to senior management, the Board of Directors and committees of the Board of Directors on recommended changes, except in those instances in which such duties have been delegated by the Board of Directors to another officer or agent of the

Corporation.  The General Counsel shall have responsibility for monitoring and assessing developments in corporate governance including, but not limited to, stock exchange listing standards, legislative enactments, administrative agency regulations and judicial decisions.  The General Counsel shall report to senior management, the Board of Directors and committees of the Board of Directors regarding matters of significant importance and make recommendations regarding corporate governance guidelines, policies and procedures.

5.11  Authority and Duties.  In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.

5.12  Execution of Instruments.  All deeds, bonds, mortgages, notes, contracts and other instruments shall be executed on behalf of the Corporation by the Chief Executive Officer, the President, any Vice President or Assistant Vice President, the General Counsel or such other officer or agent of the Corporation as shall be duly authorized by the Board of Directors.  Any officer or agent executing any such documents on behalf of the Corporation may do so (except as otherwise required by applicable law) either under or without the seal of the Corporation and either individually or with an attestation, according to the requirements of the form of the instrument.  If an attestation is required, the document shall be attested by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer or any other officer or agent authorized by the Board of Directors.  When authorized by the Board of Directors, the signature of any officer or agent of the Corporation may be a facsimile.

5.13  Execution of Proxies.  All capital stocks in other corporations owned by the Corporation shall be voted at the meetings, regular and/or special, of stockholders of said other corporations by the Chief Executive Officer or President of the Corporation, or, in the absence of any of them, by a Vice President, and in the event of the presence of more than one Vice President of the Corporation, then by a majority of said Vice Presidents present at such stockholder meetings, and the Chief Executive Officer or President and Secretary of the Corporation are hereby authorized to execute in the name and under the seal of the Corporation proxies in such form as may be required by the corporations whose stock may be owned by the Corporation, naming as the attorney authorized to act in said proxy such individual or individuals as said Chief Executive Officer or President and Secretary shall deem advisable, and the attorney or attorneys so named in said proxy shall, until the revocation or expiration thereof, vote said stock at such stockholder meetings only in the event that none of the officers of the Corporation authorized to execute said proxy shall be present thereat.

CERTIFICATES OF STOCK

6.01  Certificates.  Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law.  All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued.  They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board of Directors, or the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

6.02  Signatures.  Any of or all the signatures on the certificates may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.03  Special Designation on Certificates.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.04  Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.05  Transfers of Stock.  Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

6.06  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.07  Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

GENERAL PROVISIONS

7.01  Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

7.02  Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate or as designated by an officer of the company if so authorized by the Board of Directors.

7.03  Fiscal Year.  The fiscal year of the Corporation shall be the calendar year.

7.04  Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or imprinted, or otherwise.

7.05  Inspection of Books and Records.  Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right, during the usual hours of business, to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business in Bismarck, North Dakota.

7.06  Amendments.  These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

7.07  Indemnification of Officers, Directors, Employees and Agents.

(a)  Indemnification Granted.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any director or former director or officer or former officer of the Corporation (a “Director or Officer”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and penalties assessed with respect to employee benefit plans, and amounts paid in settlement actually and reasonably incurred by such Director or Officer.  The Corporation shall be required to indemnify a Director or Officer in connection with a Proceeding (or part thereof) initiated by such Director or Officer only if the Proceeding (or part thereof) was authorized by the Board of Directors.

(b)  Consent to Settlement or Nonadjudicated Disposition.  No indemnification pursuant to this Section 7.07 shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Corporation has given its prior consent to such settlement or disposition.

(c)  Advancement of Expenses.  The Corporation shall pay the expenses incurred by a Director or Officer in defending any Proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the Director or Officer to repay all amounts advanced if it shall ultimately be determined that the Director or Officer is not entitled to be indemnified.

(d)  Claims.  If a claim for indemnification (following a final full or partial disposition of a Proceeding with respect to which indemnification is sought) or advancement of expenses (including attorneys’ fees) under this Section 7.07 is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the Director or Officer may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, to the fullest extent permitted by applicable law.  In any such action, the Corporation shall have the burden of proving that the Director or Officer was not entitled to the requested indemnification or advancement of expenses under this Section 7.07 or applicable law.

(e)  Other Indemnification and Advancement of Expenses.  The Corporation may provide indemnification and advancement of expenses (including attorneys’ fees) to employees and agents to the extent permitted by applicable law.

(f)  Non-exclusivity of Rights.  The rights conferred on any Director or Officer by this Section 7.07 shall not be exclusive of other rights to which such Director or Officer may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.  Nothing in this Section 7.07 shall limit the power of the Corporation or the Board of Directors to grant indemnification and advancement of expenses, including attorneys’ fees, to directors, officers, employees and agents otherwise than pursuant to this Section 7.07.

(g)  Other Source Indemnification.  The Corporation’s obligation to indemnify any Director or Officer who was or is serving at its request as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise shall be reduced by any amount such Director or Officer may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, non-profit entity or other enterprise.

(h)  Repeal or Modification; Legal Representatives.  Any repeal or modification of the foregoing provisions of this Section 7.07 shall not adversely affect any right or protection hereunder of any Director or Officer in respect of any act or omission occurring prior to the time of such repeal or modification.  The rights provided to any Director or Officer by this Section 7.07 shall inure to the benefit of such Director’s or Officer’s legal representative.

7.08  Severability.  If any provision of these Bylaws (or any portion, including words or phrases, thereof) or the application of any provision (or any portion, including words or phrases, thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect under applicable law by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, which unaffected provisions (or portions thereof) shall remain valid, legal and enforceable to the fullest extent permitted by law.

7.09  Forum Selection.

(a)  Forum Selection.  Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware).  “Internal Corporate Claims” means claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware.

(b)  Personal Jurisdiction.  If any action the subject matter of which is within the scope of Section 7.09(a) is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) by or in the name of any stockholder (including in the right of the Corporation), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 7.09(a) and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.